Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-_____ ) and related Prospectus of American Capital Strategies, Ltd. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1998, with respect to the financial statements of American Capital Strategies, Ltd. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


December 14, 1998                           /s/ ERNST & YOUNG LLP